Exhibit 5.5
March 29, 2007

Paramount Resources Ltd.
4700 Bankers Hall West
888 – 3rd Street SW
Calgary, Alberta
T2P 5C5

Ladies and Gentlemen:
Reference:     Paramount Resources Ltd. Registration Statement on Form F-10
We hereby consent to references to our firm name and to the incorporation by reference of extracts from our report evaluating the oil, natural gas and natural gas liquids reserves of Trilogy Energy Trust in Paramount Resources Ltd.’s Registration Statement on Form F-10.

Sincerely,
PADDOCK LINDSTROM & ASSOCIATES LTD.

Don Marshall, P.Eng.
Senior Vice President

Calgary, Alberta
Dated: March 29, 2007